EXHIBIT 31.2

CERTIFICATION

I, Muhammad Azhar Saeed, FCA, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of GlobalTech Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: August 13, 2026	/s/ Muhammad Azhar Saeed, FCA
Muhammad Azhar Saeed, FCA Chief Financial Officer (Principal Financial/Accounting Officer)